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                                                                   Exhibit 10.13


                                   R.G. BARRY
                            ANNUAL INCENTIVE PROGRAM
                       PLAN OBJECTIVES AND SPECIFICATIONS


OBJECTIVES
----------
-  Consistently achieve planned corporate profit and strategic goals.
-  Reinforce individual performance behavior
   - Passion to serve the customer
   - Commitment to excellence
   - Teamwork

- Enhance ability to attract, recruit, and retain a top-notch professional management team.

-  Provide motivation through "'win-sharing."

PLAN SPECIFICATIONS

1.   PARTICIPATION LEVELS
     --------------------

     All exempt associates participate in the plan. There are ten levels of participation. The levels are listed below and are based on a POSITION'S IMPACT on profits.

         LEVEL             POSITION LEVEL
         -----             --------------
           A               Chairman/President
           B               Corporate Officer
           B-1             Principals (Vesture)
           C               Division Executives - Sales
           D               Division Officers
           E               Senior Level Directors/Managers
           F               Mid-Level Directors/Managers/Professionals
           G               First-Level Managers/Professionals
           H               Entry to First Level Managers/Professionals
           I               Sales Associates

The base salary as of the beginning of the plan year (January 1st) is used for the purposes of calculating incentive payments.



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2.   INCENTIVE AWARD OPPORTUNITY
     ---------------------------
     Threshold, target and maximum incentive award levels as a percentage of base salary are established by level. Target award opportunities correspond to market competitive incentive opportunity for levels A - F.

     LEVEL             THRESHOLD               TARGET               MAXIMUM
     -----------------------------------------------------------------------
       A                 20%                     40%                  100%
       B                 12%                     24%                  60%
       B-1               12%                     24%                  60%
       C                 10%                     20%                  50%
       D                 5%                      10%                  25%
       E                 4%                      8%                   20%
       F                 3%                      6%                   15%
       G                 2%                      4%                   10%
       H                 1%                      2%                   5%
       I                 1%                      2%                   5%

A minimum proft level will be established each year such that performance below this level will result in zero payout for all incentive awards.

3.   PERFORMANCE MEASUREMENT
     -----------------------

Award payouts will be determined based on the following determinants of performance:

- Company Financial Performance
   - Based on Annual Operating Plan profit goals

-  Division Financial Performance
   - Based on Division Annual Operating Plan profit goals

-  Corporate Strategic Objectives
   - Based on the R. G. Barry Strategic Plan

-  Division Strategic Objectives
   - Based on the Division's Strategic Plan

- Individual Performance - Based on individual performance plan as identified with an individual's manager. Key areas to be measured are:
   - Passion to serve our customer/consumer
   - Uncompromising commitment to excellence
   - Teamwork

   Poor  individual   performance   (individual   rating  below  "fully  meets
   expectations") will eliminate all payouts to that individual regardless of associate level.


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4.   PERFORMANCE WEIGHTING BY GROUP
     ------------------------------


             CORPORATE      DIVISION       CORPORATE      DIVISION
             FINANCIAL      FINANCIAL      STRATEGIC      STRATEGIC      INDIVIDUAL
LEVEL        RESULTS        RESULTS        OBJECTIVES     OBJECTIVES     PERFORMANCE
------------------------------------------------------------------------------------
A - B          75%            0%              25%             0%              0%
B-1            25%           25%               0%            50%              0%
C - F          25%           25%               0%            50%              0%*
G - H          0%             0%               0%             0%            100%
I              0%           100%               0%             0%              0%

*For levels C-F, individual performance can result in an additional 10% of the earned award.

5.   DETERMINING GOAL ATTAINMENT
     ---------------------------

- CORPORATE FINANCIAL (AOP) GOAL attainment is calculated formulaically based on actual performance relative to targets established at the beginning of the year.
     - Target performance level is approved by the Compensation Committee at the beginning of each year.

- STRATEGIC OBJECTIVES are identified by management and submitted to the Board of Directors with the Annual Operating Plan and approved at the beginning of each year.
     - Management provides evidence of goal attainment on each objective at the end of the year to the Compensation Committee.
     - Compensation Committee approves degree of goal attainment ranging from "threshold" to "maximum" attainment.

- Each department head may identify up to 25% of associates (level C - F) in their department as superior performers who will receive an additional 10% of earned award.
     - Superior performers are identified as those individuals who best exemplify the core behaviors of passion to serve the customer, uncompromising commitment to excellence, and teamwork.

- INDIVIDUAL ATTAINMENT (levels G and H) is determined by an individual's manager and approved by the unit/department head.
     - Overall individual award component funded at target level and distributed based on individual performance.
     - Poor individual performance (individual rating below "fully meets expectations") will eliminate all payouts to that individual regardless of associate level.


6.   CRITERIA FOR PARTICIPATION
     --------------------------



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-    Associates must be actively employed by R.G. Barry at the close of the plan year (12/31)

- New hires employed before June 30th will participate on a pro-rated basis. Persons hired after this date will participate in the following year. Exceptions may be made by each divisional Officer. For Associates hired AFTER June 30th, Annual Incentive Program participation levels and eligibility MUST be included in any offer of employment letter, along with a start date of employment. The start date of employment is the entry date of the new Associate into Annual Incentive Program. A Annual Incentive Program participation worksheet (attached) must also be completed.

- Regarding pro-ration; Associates hired or promoted into a Annual Incentive Program eligible position from the first to the fifteenth of the month shall be considered to be hired or promoted as of the first of the month. Associates hired or promoted from the sixteenth to the end of the month shall be considered to be hired or promoted as of the first of the following month.

- Each divisional Officer will be responsible for assigning Annual Incentive Program levels. Final review and approval of Annual Incentive Program levels will be the responsibility of the Officer Group, and the Chairman on a Corporate-wide basis.

- Communication of Annual Incentive Program levels and the Annual Incentive Program program to individual participants will be the responsibility of each divisional Officer.

- Associates who are on Short Term Disability or a Leave of Absence on 12/31 of the plan year (not actively at work) will receive a pro-rated Annual Incentive Program payment upon their return to active full time work. Associates who do NOT return to active full time work will NOT receive a Annual Incentive Program payment without approval of the Compensation Committee.

- Associates who are promoted or transferred from a non-exempt position to an exempt position will receive an incentive payment based on their salary as of the date they became eligible for the Annual Incentive Program, pro-rated for the number of months remaining in the plan year.

- In the event of a newly hired, promoted or transferred Associate, the Officer must complete a Participation Worksheet, sign it and have it approved by the Chairman in order to finalize participation.

- Associates who are promoted from one position to another may be eligible to have their Annual Incentive Program incentive opportunity increased. A Participation Worksheet must be completed to effect a change in categories. For purposes of calculating the payout, the higher percentage will be given to the Associate for the entire plan year.

- Associates demoted or transferred from a exempt position will be eligible to receive a payout based on the number of months they were employed in an exempt position.

- Associates who are employed by R.G. Barry at the close of the plan year under the terms of a severance agreement will NOT be eligible to receive a payout unless expressly stated in the terms of the agreement, and approved by the divisional officer and former Associate, via personal signature.


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-    Associates who separate from R.G. Barry during a plan year for reasons of death or Long Term Disability will NOT be eligible to receive a Annual Incentive Program payment, unless approved by the Compensation Committee.

5.   PAYMENT
     -------

- All Annual Incentive Program participants will be paid in same currency as their salary. Associates paid in U.S. dollars will receive their Annual Incentive Program payment in U.S. dollars. R.G. Barry Associates who are employed by subsidiary companies and paid in currencies other than U.S. dollars will receive Annual Incentive Program payments in the same currency as their salary.

- Associates who are paid in other currencies will be shown on the Annual Incentive Program worksheet with their salaries expressed in U.S. dollar equivalents as of the date the worksheet is produced. Specific direction will be given regarding the payment of Annual Incentive Program bonuses in non-U.S. currencies at the time of the Annual Incentive Program payment.



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